SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                   FORM 8-K

            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                        Date of report: July 30, 1996

                              USAir Group, Inc.
                       (Commission file number: 1-8444)

                                     and

                                 USAir, Inc.
                       (Commission file number: 1-8442)
              (Exact names of registrants as specified in their charters)

                  Delaware               USAir Group, Inc.   54-1194634
          (State of Incorporation        USAir, Inc.         53-0218143
            of both registrants)         (I.R.S. Employer
                                         Identification Nos.)

                              USAir Group, Inc.
                   2345 Crystal Drive, Arlington, VA  22227
                  (Address of principal, executive offices)
                                (703) 418-5306
                       (Registrant's telephone number)

                                 USAir, Inc.
                   2345 Crystal Drive, Arlington, VA  22227
                  (Address of principal, executive offices)
                                (703) 418-5306
                       (Registrant's telephone number)


          Item 5.  Other Events

               On July 30, 1996, USAir Group, Inc. and USAir, Inc. initiated a lawsuit against British Airways Plc, BritAir Acquisition Corp. Inc., AMR Corporation and American Airlines, Inc. A news release relating to the initiation of the litigation by USAir Group, Inc. and USAir, Inc. is attached hereto as Exhibit 99.1. The Complaint, dated July 30, 1996, which was filed today in the United States District Court for the Southern District of New York, is attached hereto as Exhibit 99.2.

          Item 6.  Financial Statements and Exhibits

          (c)  Exhibits

             Designation                 Description

               99.1 News release, dated July 30, 1996, of USAir Group, Inc. and USAir, Inc., relating to the initiation of litigation by USAir Group, Inc. and USAir, Inc. against British Airways Plc, BritAir Acquisition Corp. Inc., AMR Corporation and American Airlines, Inc.

               99.2 Complaint, dated July 30, 1996, as filed by USAir Group, Inc. and USAir, Inc. against the parties referenced in Designation 99.1, in United States District Court for the Southern District of New York.


                                  SIGNATURES

               Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

                                            USAir Group, Inc.

          Date: July 30, 1996     By: /s/  Lawrence M. Nagin
                                           Lawrence M. Nagin
                                      Executive Vice President -
                                      Corporate Affairs and General Counsel

                                            USAir, Inc.

          Date: July 30, 1996     By: /s/  Lawrence M. Nagin
                                           Lawrence M. Nagin
                                      Executive Vice President -
                                      Corporate Affairs and General Counsel